UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 31, 2013

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana	59401
(Address of principal executive offices)	(Zip Code)

(406) 791-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 31, 2013, Gas Natural Inc., an Ohio corporation (the “Company”), in connection with a firm underwritten public offering of shares of its common stock (the “Offering”), entered into an underwriting agreement (the “Underwriting Agreement”), with Janney Montgomery Scott LLC, as representative of the underwriters that participated in the Offering (the “Underwriters”), and Richard M. Osborne, as trustee of the Richard M. Osborne Trust UTA January 13, 1995, as amended and restated on February 24, 2012, and Thomas J. Smith, as selling shareholders (the “Selling Shareholders”). Mr. Osborne is our chairman, chief executive officer and largest shareholder, and Mr. Smith serves as a director and as our chief financial officer.

The Offering is being made pursuant to the Company’s shelf Registration Statement on Form S-3 (Registration No. 333-185634), declared effective by the Securities and Exchange Commission (the “Commission”), on February 1, 2013, and the Company’s shelf Registration Statement on Form S-3 (Registration No. 333-191328), declared effective by the Commission on October 2, 2013, as amended and supplemented by a final prospectus supplement dated October 31, 2013 (the “Registration Statement”).

Under the Underwriting Agreement, the Underwriters agreed to purchase for resale to the public 80,000 shares of the Company’s common stock, par value $0.15 per share (the “Common Shares”), from the Company (the “Company Firm Shares”), and a total of 1,054,155 Common Shares from the Selling Shareholders (the “Selling Shareholders Shares”), at a price of $10.00 per Common Share, less an underwriting discount of 5.75%. The Company also granted to the Underwriters a 30-day option to purchase up to an additional 170,000 Common Shares (the “Optional Shares”) to cover over-allotments, if any. The sale price of the Optional Shares, if any are sold, will also be $10.00 per Common Share. The Company expects to use the net proceeds resulting from the sale of the Company Firm Shares and Optional Shares for capital expenditures, working capital, acquisitions and other general corporate purposes. The Company will not receive any proceeds from the sale of the Selling Shareholders Shares. The Offering is expected to close on Tuesday, November 5, 2013, subject to the satisfaction of customary closing conditions set forth in the Underwriting Agreement.

The Company and the Selling Shareholders have agreed to indemnify the Underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Shareholders.

A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. The Underwriting Agreement is not intended to provide any other factual information about the Company or the Selling Shareholders. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing summary of the Underwriting Agreement is incomplete and is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K (this “Report”), and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On October 31, 2013, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Report and incorporated by reference herein.

The information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in Exhibit 99.1 shall not be incorporated by reference into any of the Company’s filings with the Commission or any other document except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01	Other Events

In connection with the Offering, the Company is filing as Exhibit 5.1 to this Report the legal opinion of Kohrman Jackson and Krantz P.L.L. (“KJK”), dated October 31, 2013 (the “Opinion”), relating to the legality of the issuance of the Common Shares sold in the Offering. The Opinion is to be incorporated by reference into the Registration Statement. KJK’s consent to have the Opinion filed as an exhibit to this Report is also included in Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 31, 2013 between Gas Natural Inc., Richard M. Osborne, as Trustee of the Richard M. Osborne Trust UTA January 13, 1995, as amended and restated on February 24, 2012, Thomas J. Smith and Janney Montgomery Scott LLC, as representative of the underwriters named therein.

5.1	Legal Opinion of Kohrman Jackson and Krantz P.L.L., dated October 31, 2013.

23.1	Consent of Kohrman Jackson and Krantz P.L.L. (included in Exhibit 5.1).

99.1	Press Release dated October 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Title:	Chief Financial Officer

Dated: October 31, 2013